Exhibit 10.2

THIRD AMENDMENT TO THE CREDIT AGREEMENT

THIRD AMENDMENT (this “Amendment”), dated as of December 14, 2011, to the Credit Agreement dated as of December 10, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Thompson Creek Metals Company Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent  (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement and the Royal Gold Intercreditor Agreement as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to such amendments and other matters, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                DEFINITIONS.

1.1                                 Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

SECTION 2.                                AMENDMENTS.

(a)                                  Amendment to Section 1 of the Credit Agreement.

(i)                                     Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Consolidated Borrowing Liquidity”:  as of any date of determination, the sum of (a) the aggregate amount of the Available Commitments as of such date plus (b) the Cash Balance as of such date plus (c) the amount of cash to be received in the immediately following fiscal quarter pursuant to the additional transactions effective as of December 14, 2011 pursuant to the Royal Gold Purchase Agreement.

“Test Period”: for any determination under Section 7.1(a), the four consecutive fiscal quarters of the Borrower then last ended.

(ii)                          The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, to the extent included in Consolidated Net Income, there shall be excluded in determining

Consolidated EBITDA non-cash currency translation, remeasurement or transaction gains and losses.

(iii)                               The definition of “Royal Gold Intercreditor Agreement” in Section 1.1 of the Credit agreement is hereby amended by replacing such definition in its entirety with the following:

“Royal Gold Intercreditor Agreement”: the Intercreditor Agreement entered into among the Administrative Agent, the Borrower, Terrane Metals Corp. and RGLD Gold AG (as successor to RGL Royalty AG), substantially in the form of Exhibit H (as amended by the First Amendment to the Intercreditor Agreement, dated as of December 14, 2011).

(iv)                              The definition of “Royal Gold Purchase Agreement” in Section 1.1 of the Credit agreement is hereby amended by replacing such definition in its entirety with the following:

“Royal Gold Purchase Agreement”: the Amended and Restated Purchase and Sale agreement dated as of December 14, 2011 among the Borrower, Terrane Metals Corp., RGLD Gold AG and Royal Gold, Inc. substantially in the form of Exhibit A to the Third Amendment to the Credit Agreement, dated as of December 14, 2011.

(b)                                 Amendment to Section 5.2(c) of the Credit Agreement.  Section 5.2(c) of the Credit Agreement is hereby amended by replacing each reference to “Consolidated Liquidity” in such section with “Consolidated Borrowing Liquidity”.

(c)                                  Amendment to Section 7.1(a) of the Credit Agreement.  Section 7.1(a) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(a) Permit the Consolidated Leverage Ratio as at the last day of any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Test Period Ending	Ratio
December 31, 2011	3.00 to 1.00
March 31, 2012	3.25 to 1.00
June 30, 2012	6.25 to 1.00
September 30, 2012	6.75 to 1.00
December 31, 2012	4.50 to 1.00
March 31, 2013	4.50 to 1.00
June 30, 2013	3.75 to 1.00
September 30, 2013	3.25 to 1.00
December 31, 2013 and thereafter	3.00 to 1.00

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(d)                                 Amendment to Section 7.1(b) of the Credit Agreement.  Section 7.1(b) of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(a) Permit the Consolidated Interest Coverage Ratio as at the last day of any Test Period ending on any date set forth below to be less than the ratio set forth below opposite such date:

Test Period Ending	Ratio
December 31, 2011	3.00 to 1.00
March 31, 2012	3.00 to 1.00
June 30, 2012	2.00 to 1.00
September 30, 2012	2.00 to 1.00
December 31, 2012 and thereafter	3.00 to 1.00

(e)                                  Amendment to Exhibit B to the Credit Agreement.  Exhibit B to the Credit Agreement is hereby amended by adding the following new paragraph 5 thereto:

5.               The Company represents and warrants that it is either in compliance with, or (with respect to conditions scheduled to occur after the date hereof) has no reason to believe that it will not meet, the conditions of Section 5.3 of the Royal Gold Purchase Agreement for any Scheduled Deposit Payment (as defined in the Royal Gold Purchase Agreement) scheduled to be paid in the immediately following fiscal quarter pursuant to the terms of the Royal Gold Purchase Agreement.

(f)                                    Amendments to the Royal Gold Intercreditor Agreement.  The Royal Gold Intercreditor Agreement shall be amended as set forth on Exhibit B hereto.

SECTION 3.                                CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Effective Date”) on which all of the following conditions have been satisfied or waived:

(a)                                  Execution and Delivery.  The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower, (ii) the Required Lenders and (iii) the Administrative Agent.

(b)                                 No Default.  Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

(c)                                  Representations and Warranties.  As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 shall be true and correct in all material respects.

(d)                                 Royal Gold Purchase Agreement.  The Administrative Agent shall have received true and correct copies of the Royal Gold Purchase Agreement.

(e)                                  Fees and Expenses.  The Administrative Agent shall have received the fees and expenses required to be paid by the Borrower pursuant to Section 5 of this Amendment.

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For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.                                REPRESENTATIONS AND WARRANTIES.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                  the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date both prior to, and after giving effect to, this Amendment, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(b)                                 both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date; and

(c)                                  after giving effect to the transactions contemplated by the Royal Gold Purchase Agreement, each Loan Party is Solvent.

SECTION 5.                                FEES AND EXPENSES.  The Borrower agrees to pay (i) the Administrative Agent for the account of each Lender that consents to this Amendment on or prior to 5:00 p.m., New York time, December 15, 2011, a fee equal to 0.25% of such Lender’s Commitment on the Effective Date and (ii) all invoiced fees and accrued expenses of the Administrative Agent, including without limitation, the reasonable fees and expenses of legal counsel.

SECTION 6.                                CONTINUING EFFECT.  Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms.  Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity.  Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

SECTION 7.                                CONSENT OF GUARANTORS.  Each of the Guarantors hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit

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Agreement and any Security Document, as applicable, and its liability for the Obligations, pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 8.                                GOVERNING LAW.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.                                SUCCESSORS AND ASSIGNS.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Amendment by the Lenders prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

SECTION 10.                          ENTIRE AGREEMENT.  This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents, the Lenders and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.

SECTION 11.                          LOAN DOCUMENT.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 12.                          COUNTERPARTS.  This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 13.                          HEADINGS.  Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Lender

By:	/s/ Brian Knapp
Name: Brian Knapp
Title: Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Stam Fountoulakis
Name: Stam Fountoulakis
Title: Authorized Signatory

COMPASS BANK, an Alabama Banking Corporation, as Lender

By:	/s/ Joseph W. Nimmons
Name: Joseph W. Nimmons
Title: Vice President

SOCIÉTÉ GÉNÉRALE (CANADA BRANCH), as Lender

By:	/s/ Michael C. Manion
Name: Michael C. Manion
Title: Director

By:	/s/ Simona Lungu
Name: Simona Lungu
Title: Director

DEUTSCHE BANK AG CANADA BRANCH, as Lender

By:	/s/ Paul M. Jurist
Name: Paul M. Jurist
Title: Managing Director & Principal Officer

By:	/s/ Renate Engel
Name: Renate Engel
Title: Assistant Vice President

STANDARD BANK Plc, as Lender

By:	/s/ Robert Anastasio
Name: Robert Anastasio
Title: Senior Vice President

By:	/s/ Javier M. Rocio
Name: Javier M. Rocio
Title: Managing Director

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Associate Director